                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                          GelTex Pharmaceuticals, Inc.
                (Name of Registrant as Specified In Its Charter)

                          GelTex Pharmaceuticals, Inc.
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

[GELTEX LOGO]

153 SECOND AVENUE
WALTHAM, MASSACHUSETTS 02451
(781) 290-5888

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 24, 2000

     Notice is hereby given that the 2000 Annual Meeting of Stockholders (the "Meeting") of GelTex Pharmaceuticals, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, May 24, 2000, at 9:30 a.m. at the executive offices of the Company located at 153 Second Avenue, Waltham, Massachusetts, to consider and act upon the following matters:

1.     To elect two (2) members of the Board of Directors;

2. To approve an amendment to the Company's 1992 Equity Incentive Plan to increase the aggregate number of shares of the Company's common stock as to which awards may be granted by 700,000 shares;

3. To approve an amendment to the Company's 1995 Employee Stock Purchase Plan to increase the aggregate number of shares of the Company's common stock available for purchase thereunder by 50,000 shares; and

4. To transact such other business as may properly come before the Meeting or any adjournments thereof.

       Only stockholders of record at the close of business on April 14, 2000 will be entitled to vote at the Meeting.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE YOUR PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.

                                          By Order of the Board of Directors,

                                          Elizabeth A. Grammer
                                          Secretary

Waltham, Massachusetts
April 24, 2000

                          GELTEX PHARMACEUTICALS, INC.
                               153 SECOND AVENUE
                          WALTHAM, MASSACHUSETTS 02451
                                 (781) 290-5888

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                              GENERAL INFORMATION

     The enclosed proxy card is solicited on behalf of the Board of Directors of GelTex Pharmaceuticals, Inc. (the "Company") for use at the Company's 2000 Annual Meeting of Stockholders to be held on Wednesday, May 24, 2000, at 9:30 a.m. at the executive offices of the Company located at 153 Second Avenue, Waltham, Massachusetts, and at any adjournments thereof (the "Meeting").

     When the proxy card of a stockholder is duly executed and returned, the shares represented thereby will be voted in accordance with the voting instructions given on the proxy by the stockholder. If no voting instructions are given on a signed proxy card with respect to one or more proposals, the shares represented by that proxy card will be voted, with respect to the election of directors, for the nominees named herein, and with respect to other proposals, in accordance with the recommendations of the Board. Stockholders may revoke their proxies at any time prior to any vote at the Meeting by written notice of revocation to the Secretary of the Company at or before the Meeting, by submission of a duly executed proxy card bearing a later date or by voting in person by ballot at the Meeting.

     This Proxy Statement and the enclosed proxy card are first being mailed or otherwise furnished to all stockholders of the Company entitled to notice of and to vote at the Meeting on or about April 24, 2000. The Annual Report to Stockholders for the fiscal year ended December 31, 1999 is being mailed to the stockholders with this Proxy Statement, but does not constitute a part hereof.

                      VOTING SECURITIES AND VOTES REQUIRED

     Holders of the Company's common stock, $0.01 par value per share ("Common Stock"), of record on the books of the Company at the close of business on April 14, 2000 (the "Record Date") are entitled to notice of and to vote at the Meeting. On the Record Date, there were 20,066,060 shares of Common Stock issued and outstanding, each of which entitles the holder to one vote on each matter submitted to a vote at the Meeting.

     The presence, in person or by proxy, of the holders of a majority of the Company's outstanding Common Stock is necessary to constitute a quorum at the Meeting. Pursuant to Delaware General Corporation Law and the Company's Restated Certificate of Incorporation and Amended and Restated By-laws (the "By-laws"), the directors are elected by a plurality of the votes properly cast at the Meeting. Abstentions, votes withheld and broker non-votes will not be treated as votes cast for this purpose and will not affect the outcome of the election. A "broker non-vote" occurs when a registered broker holding a customer's shares in the name of the broker has not received voting instructions on a matter from the customer, and is barred by applicable rules from exercising discretionary authority to vote on the matter and so indicates on the proxy.

     The affirmative vote of the holders of a majority of the shares of Common Stock present, or represented, and entitled to vote is required to approve the proposed amendments to the 1992 Equity Incentive Plan (the "Equity Plan") and the 1995 Employee Stock Purchase Plan (the "Purchase Plan"). Broker non-votes will not be counted as present, or represented, and entitled to vote for these purposes and, therefore, will not affect the outcome of the voting on these proposals. Abstentions will be counted as present, or represented, and entitled to vote and, accordingly, will have the effect of negative votes.

                                SHARE OWNERSHIP

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock of the Company as of April 14, 2000 by (i) each person known by the Company to own beneficially 5% or more of the Common Stock,
(ii) each Named Executive Officer (as defined in "Executive Compensation" below), (iii) each director or nominee for director of the Company, and (iv) all directors, nominees for director and current executive officers of the Company as a group:

                                                                    SHARES OF
                                                                   COMMON STOCK
                                                              BENEFICIALLY OWNED(1)
                                                              ----------------------
BENEFICIAL OWNER                                                SHARES      PERCENT
----------------                                              ----------    --------
Amerindo Investment Advisors Inc.(2)........................  1,295,100       6.5%
  One Embarcadero Center, Suite 2300
  San Francisco, CA 94111
Wellington Management Company, LLP(3).......................  1,326,200       6.6%
  75 State Street
  Boston, MA 02109
Wellington Trust Company, NA(4).............................  1,008,400       5.0%
  75 State Street
  Boston, MA 02109
OrbiMed Advisors Inc.(5)....................................    979,000       4.9%
  c/o OrbiMed Advisors LLC
  767 Third Avenue, 6th Floor
  New York, NY 10010
Mark Skaletsky(6)...........................................    318,393       1.6%
Steven K. Burke, M.D.(7)....................................     73,672         *
Edmund J. Sybertz, Ph.D.(8).................................     72,913         *
Paul J. Mellett, Jr.(9).....................................     55,831         *
Douglas Reed, M.D.(10)......................................     22,984         *
Robert J. Carpenter(11).....................................    203,917       1.0%
Henri A. Termeer(12)........................................    118,505         *
Jesse Treu, Ph.D.(13).......................................     22,750         *
J. Richard Crout(14)........................................     28,300         *
All directors and current executive officers as a group (9
  persons)(15)..............................................    917,265       4.5%

---------------
   * Indicates less than 1%.

 (1) Unless otherwise indicated in these footnotes, each stockholder has sole voting and investment power with respect to the shares listed in the table. Share ownership information includes shares of Common Stock issuable pursuant to outstanding options that may be exercised within the 60-day period following April 14, 2000.

 (2) Includes shares beneficially owned by Amerindo Investment Advisors Inc., a California corporation ("Amerindo"), and Amerindo Investment Advisors, Inc., a Panama corporation ("Amerindo Panama"), in their capacity as investment advisers for securities owned of record by clients of Amerindo and Amerindo Panama, and by Alberto W. Vilar and Gary A. Tanaka, the sole directors and shareholders of Amerindo and Amerindo Panama. This information is based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2000.

 (3) Includes shares beneficially owned by Wellington Management Company, LLP ("WMC") in its capacity as investment adviser for securities owned of record by clients of WMC. This information is based on a Schedule 13G filed with the Securities and Exchange Commission on February 11, 2000.

 (4) Includes shares beneficially owned by Wellington Trust Company, NA ("WTC") in its capacity as investment adviser for securities owned of record by clients of WTC. This information is based on a Schedule 13G filed with the Securities and Exchange Commission on February 11, 2000.

 (5) Includes shares held by OrbiMed Advisors Inc., OrbiMed Advisors LLC, Caduceus Capital Trust, Caduceus Capital II, L.P., Finsbury Worldwide Pharmaceutical Trust, and Worldwide Health Sciences Portfolio. This information is based on a Schedule 13G filed with the Securities and Exchange Commission for the aforementioned entities on January 12, 2000.

 (6) Includes 241,893 shares issuable on exercise of options exercisable within the 60-day period following April 14, 2000. Of such shares issuable upon exercise of options, 3,000 are unvested and would be subject to repurchase by the Company if such shares are exercised before they have vested. Also includes 10,000 shares held by Mr. Skaletsky's wife and 3,000 shares held by Mr. Skaletsky's daughter. Mr. Skaletsky disclaims beneficial ownership of the shares held by his wife and children.

 (7) Includes 28,079 shares issuable on exercise of options exercisable by Dr. Burke within the 60-day period following April 14, 2000. Of such shares issuable upon exercise of options, 200 are unvested and would be subject to repurchase by the Company if such shares are exercised before they have vested. Also includes 1,860 shares held in two trusts for the benefit of his children and 400 shares owned by his mother. Dr. Burke disclaims beneficial ownership of the shares held in trust for his children.

 (8) Consists of shares subject to options exercisable by Dr. Sybertz within the 60-day period following April 14, 2000.

 (9) Consists of shares subject to options exercisable by Mr. Mellett within the 60-day period following April 14, 2000.

(10) Includes 20,833 shares subject to options exercisable by Dr. Reed within the 60-day period following April 14, 2000. Dr. Reed resigned from his position as a Vice President of the Company in January 2000, although his employment will continue until July 4, 2000. His options will continue to vest through July 4, 2000. Any unexercised, vested options held by Dr. Reed on October 3, 2000 will terminate.

(11) Includes 24,500 shares subject to options exercisable by Mr. Carpenter within the 60-day period following April 14, 2000.

(12) Includes 12,000 shares subject to options exercisable by Mr. Termeer within the 60-day period following April 14, 2000.

(13) Includes 16,000 shares subject to options exercisable by Dr. Treu within the 60-day period following April 14, 2000.

(14) Includes 6,500 shares held in trust for the benefit of Dr. Crout's son, 700 shares held in an IRA account for the benefit of his son, and 3,100 shares owned by his wife. Dr. Crout disclaims beneficial ownership of all such shares. Also includes 12,000 shares subject to options exercisable by Dr. Crout within the 60-day period following April 14, 2000.

(15) See footnotes 6-14 above.

                                  PROPOSAL 1:

                             ELECTION OF DIRECTORS

     In accordance with Section 2 of Article II of the By-laws, the Board has fixed the number of directors to constitute the full Board at five for the coming year. Article SIXTH of the Company's Restated Certificate of Incorporation provides that the directors are to be divided into three classes, which are to be as nearly equal in number as the then total number of directors constituting the entire Board permits. At the Meeting, two Class III directors will be elected, each to hold office for three years, and until his successor is duly elected and qualified. The Board has nominated each of J. Richard Crout and Mark Skaletsky for election for a term of office expiring in 2003. The nominees are currently directors of the Company, and have consented to be nominated and to serve if elected. If a nominee is unable to serve as a director, the shares represented by the proxy will be voted for the person, or persons, if any, who is designated by the Board to replace such nominee. In the event that a vacancy occurs during the year, such vacancy may be filled by the Board for the remainder of the full term remaining to be served by the director creating such vacancy.

     The following table contains certain information about the nominees for election to the Board for directors and the continuing directors.

                                                                              DIRECTOR    TERM
NAME AND AGE                  BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS      SINCE     EXPIRES
------------                  -------------------------------------------     --------   -------
NOMINEES FOR CLASS III DIRECTOR:
J. Richard Crout, M.D.#...  Dr. Crout has served as President of Crout          1997      2000
(age 70)                    Consulting, a firm providing consulting services
                            to the pharmaceutical and biotechnology
                            industries, since 1994. From 1984 to 1994, Dr.
                            Crout served as Vice President, Medical and
                            Scientific Affairs of Boehringer Mannheim
                            Pharmaceuticals Corporation, a pharmaceutical
                            company. Prior to that, Dr. Crout served as
                            Associate Director for Medical Applications of
                            Research at the National Institutes of Health
                            from 1982 to 1984 and as Director, Bureau of
                            Drugs, U.S. Food and Drug Administration from
                            1973 to 1982. Dr. Crout is a director of
                            Trimeris, Inc. and Genelabs Technologies, Inc.

Mark Skaletsky+...........  Mr. Skaletsky joined the Company in May 1993 as     1993      2000
(age 51)                    President, Chief Executive Officer and a
                            Director of the Company. He served as Treasurer
                            of the Company from August 1993 until May 1997.
                            Mr. Skaletsky previously served from 1988 to
                            1993 as Chairman and Chief Executive Officer of
                            Enzytech, Inc., a biotechnology company, and
                            from 1983 to 1988, as President and Chief
                            Operating Officer of Biogen, Inc, a
                            biotechnology company. He is a director of Isis
                            Pharmaceuticals, Inc. and Microcide
                            Pharmaceuticals, Inc.

CONTINUING DIRECTORS:

CLASS I DIRECTOR
Robert J. Carpenter*+.....  Mr. Carpenter, a co-founder of the Company, has     1991      2002
(age 55)                    served as Chairman of the Board of the Company
                            since 1991. He is President of Boston Medical
                            Investors, Inc., an investment firm. Mr.
                            Carpenter served as President and Chief
                            Executive Officer of the Company from 1991 to
                            1993. He served as an Executive Vice President
                            of Genzyme Corporation, a human health care
                            company, from 1989 to 1991, and was Chief
                            Executive Officer and Chairman of the Board of
                            IG Laboratories, Inc., a genetic testing service
                            company, from 1989 to 1991. Prior to that, he
                            was Chairman, President and Chief Executive
                            Officer of Integrated Genetics, Inc., a
                            biotechnology company, which he joined as
                            President in 1981. He is a director of Genzyme
                            Corporation and Aquila Biopharmaceuticals, Inc.

                                                                              DIRECTOR    TERM
NAME AND AGE                  BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS      SINCE     EXPIRES
------------                  -------------------------------------------     --------   -------
CLASS II DIRECTORS
Henri A. Termeer#.........  Mr. Termeer has served as president of Genzyme      1992      2001
(age 54)                    Corporation, a human health care company, since
                            October 1983, Chief Executive Officer since
                            December 1985, and Chairman of the Board since
                            May 1988. For ten years prior to joining
                            Genzyme, Mr. Termeer held various management
                            positions at Baxter Travenol Laboratories, Inc.,
                            a manufacturer of human health care products.
                            Mr. Termeer is also a director of Genzyme
                            Transgenics Corporation, Abiomed, Inc.,
                            AutoImmune, Inc., and Diacrin, Inc. and a
                            trustee of Hambrecht & Quist Healthcare
                            Investors and Hambrecht & Quist Life Sciences
                            Investors.

Jesse Treu, Ph.D.*........  Dr. Treu has been a Managing Member of the          1993      2001
(age 53)                    venture capital management firm, Domain
                            Associates, L.L.C. since 1986. Dr. Treu is a
                            director of Trimeris, Inc., Focal, Inc., Simione
                            Central Holdings, Inc. and OraPharma, Inc.

---------------
*   Member of the Compensation Committee.

+   Member of the Nominating Committee.

#  Member of the Audit Committee.

     During the year ended December 31, 1999, the Board held seven meetings. Each of the directors attended at least 75% of the Board meetings and meetings of committees of the Board of which he was a member, except for Mr. Termeer who attended three of seven meetings of the Board and all three meetings of the Audit Committee.

     The Audit Committee, which currently consists of J. Richard Crout and Henri Termeer, reviews with the Company's independent accountants the scope of the annual audit, discusses the adequacy of internal accounting controls and procedures, and performs general oversight with respect to the accounting principles applied in the financial reporting of the Company. The Board of Directors expects to adopt a written charter for the Audit Committee in May 2000. The Audit Committee held three meetings in 1999.

     The Compensation Committee currently consists of Robert Carpenter and Jesse Treu. The Compensation Committee's functions are to recommend to the full Board the amount, character and method of payment of compensation for all executive officers and certain other key employees and consultants of the Company and to administer the Company's equity incentive, stock option and stock purchase plans. The Compensation Committee held one meeting in 1999.

     The Nominating Committee currently consists of Robert Carpenter and Mark Skaletsky. The function of the Nominating Committee is to recommend to the full Board individuals to serve on the Company's Board of Directors. The Nominating Committee will consider persons nominated by stockholders in accordance with the procedures set forth in the Company's By-laws. See "Advance Notice Provisions for Stockholder Proposals and Nominations." The Nominating Committee did not meet in 1999.

DIRECTOR COMPENSATION

     All directors who are not employees of the Company, except Robert Carpenter, receive $1,000 for each meeting of the Board of Directors in which they participate. Mr. Carpenter receives $50,000 per year for his services as Chairman of the Board.

     All directors who are not employees of the Company (the "Eligible Directors") are currently eligible to participate in the 1995 Director Stock Option Plan (the "Plan"). The Director Plan provides for the automatic grant of options to purchase shares of Common Stock at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant upon election and re-election as a director of the Company. Upon election or re-election at the Company's annual meeting of stockholders, each Eligible Director is granted options to purchase 4,000 shares of Common Stock for each year of the term of office to which the director is elected (normally 12,000 shares for election to a three year term of office). In addition, upon the election of an Eligible Director other than at an annual meeting of stockholders, such director will automatically be granted an option to purchase 4,000 shares of Common Stock for each year or portion thereof for the term of office to which he or she is elected. The options have a term of ten years and become exercisable with respect to 4,000 shares on the date of each of the three annual meetings of stockholders of the Company following the date of grant, so long as the optionee is then a director of the Company.

                             EXECUTIVE COMPENSATION

     The Compensation Committee Report set forth below describes the compensation policies applicable to executive officers of the Company. The following graph shows the cumulative stockholder return of the Company's Common Stock from December 31, 1995 through December 31, 1999 as compared with that of the Nasdaq (U.S. Companies) Index and the Nasdaq pharmaceutical stocks. The graph assumes that the value of the investment in the Company's Common Stock and each of the comparison groups was $100 on December 31, 1995 and assumes the reinvestment of dividends. The Company has never declared a dividend on the Common Stock of the Company. The stock price performance depicted in the graph below is not necessarily indicative of future price performance.

   COMPARISON OF CUMULATIVE TOTAL RETURN AMONG GELTEX PHARMACEUTICALS, INC.,
       NASDAQ (U.S. COMPANIES) INDEX AND NASDAQ PHARMACEUTICALS INDEX(1)

                                                 GELTEX PHARMACEUTICALS,       NASDAQ STOCK MARKET
                                                          INC.                       (U.S.)               NASDAQ PHARM. STOCKS
                                                 -----------------------       -------------------        --------------------
31-Dec-95                                                100.00                      100.00                      100.00
31-Dec-96                                                198.00                      123.00                      100.00
31-Dec-97                                                216.00                      151.00                      104.00
31-Dec-98                                                185.00                      212.00                      132.00
31-Dec-99                                                104.00                      386.00                      246.00

---------------
(1) The fiscal year of the Company ends December 31.

                        COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") evaluates the performance of management and determines compensation policies and levels. The Committee's members are independent, non-employee directors. The full Board of Directors reviews the Committee's recommendations regarding compensation of executive officers. The Committee is also responsible for setting and administering the Company's policies governing employee compensation and administering the Company's Equity Plan and the Purchase Plan. The Committee met once in 1999.

     Compensation Philosophy. The Company's executive compensation programs are designed to attract and retain executives capable of leading the Company to meet its business objectives and to motivate them to enhance long-term stockholder value. Because the company operates in a highly competitive business environment, the Company has designed its compensation program intending to attract and retain individuals with a high caliber of talent. The Committee provides the Company's executives with incentives, in the form of compensation, to focus attention on achieving short-term business objectives while working towards long-term Company goals in an effort to maximize business opportunities for the Company and to enhance stockholder value. Annual compensation for the Company's executive officers consists of three elements: a base salary, a cash incentive bonus and stock option grants.

     Base Salaries. Base salaries for executives are determined by reference to individual experience, contribution and value. In addition, the Committee reviews a variety of industry surveys which provide information about salary, bonus and stock awards. The performance of the companies surveyed is not considered by the Committee. Based in part on this information, the Committee generally considers changes to existing base salaries, including that of the Chief Executive Officer, at levels comparable to competitive companies in similar industries. Annual salary adjustments are made, based upon a recommendation by the Company's Chief Executive Officer, to maintain salaries at competitive levels, taking into account each officer's years of experience and individual performance, and to maintain an equitable relationship between executive officer salaries and overall salaries for the Company's other employees. Base salaries for new executive officers are determined with reference to such industry surveys and by evaluating the responsibilities of the position held and the experience of the individual.

     The determination of Mr. Skaletsky's base salary for 1999 was set by the Compensation Committee in December 1998, and was based on the factors discussed above and on the overall successful development of the Company during 1998. In determining Mr. Skaletsky's base salary for 1999, the Compensation Committee considered the achievement of certain goals during 1998, including: receipt of approval from the Food and Drug Administration for Renagel(R) Capsules, the successful completion of a public offering of the Company's Common Stock which generated over $81 million, the issuance of five patents, and the hiring of three executive officers.

     Bonus Compensation. The Company's executive officers are eligible to receive an annual cash bonus, the amount of which is based on corporate and individual performance. In determining the level of cash bonuses to grant to the executive officers, including Mr. Skaletsky, the Compensation Committee considered certain significant accomplishments during 1999, including: filing a new drug application for Cholestagel(R) (now known as Welchol(TM)); entering into a collaboration agreement with Sankyo Pharma Inc. relating to the development and commercialization of Welchol(TM); filing a new drug application for Renagel(R) tablets; the progress of the Company's anti-obesity and infectious diseases programs; the acquisition of SunPharm Corporation and the resulting increase in the Company's research programs; the positive opinion for marketing authorization under exceptional circumstances for Renagel(R) by the Committee for Proprietary Medicinal Products (CPMP), a scientific body comprised of representatives from the 15 member states of the European Union that provides advice to the European Commission for the approval of medicinal products; and the issuance of 20 U.S. and foreign patents.

     Stock Options. Stock options are granted to the Company's executive officers under the Equity Plan to provide long-term incentives to employees. The Company uses its stock option program to further align the interests of stockholders and management by creating a mutual and substantial economic interest in the long-term appreciation of the Company's Common Stock. New options are granted to existing members of management on an annual basis to provide continuing financial incentive based upon the level of responsibility of each individual member of management and his or her individual performance for the year. Options are granted with an exercise price equal to the fair market value of the Common Stock on the date of grant. Options generally vest and become exercisable monthly over a four year period commencing with the first month following the date of grant of the option. Certain options granted under the Equity Plan, including some of the options granted to the Chief Executive Officer and the four most highly compensated executive officers at the end of 1998, are subject to different vesting schedules that are based on the achievement of certain milestone events. In determining the size of option grants, the Committee evaluates the job level of the executive, responsibilities to be assumed in the upcoming year, and responsibilities and performance in prior years, and also takes into account the size of awards granted to the officer in the past. These awards provide value to the executive officer only when and to the extent that the fair market value of the Company's Common Stock appreciates over the fair market value on the date the option was granted.

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits a publicly held company's tax deduction for compensation paid to the Chief Executive Officer and the other four most highly paid officers. Generally, amounts paid in excess of $1,000,000 to a covered executive in any year cannot be deducted by the Company. Certain performance based compensation that has been approved by stockholders is not subject to the limit. In order to maximize the deductibility of compensation arising from certain awards under the Equity Plan, the Company has limited the number of shares of Common Stock subject to options that may be granted to any individual in any fiscal year under the Equity Plan to 250,000 shares. The Committee will continue to assess the impact of Section 162(m) on its compensation practices and determine what further action, if any, is appropriate.

                         By the GelTex Pharmaceuticals, Inc. Compensation Committee,

                         Robert Carpenter
                         Jesse Treu

     The following tables set forth certain compensation information for the Chief Executive Officer of the Company and the four most highly compensated individuals who were serving as executive officers of the Company at the end of 1999 (collectively, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                   LONG-TERM
                                                 ANNUAL           COMPENSATION    ALL OTHER
                                              COMPENSATION           AWARDS      COMPENSATION
                                              ------------        ------------   ------------
                                                                   SECURITIES
                                                                   UNDERLYING
NAME AND PRINCIPAL POSITION       YEAR   SALARY ($)   BONUS ($)    OPTION (#)        ($)
---------------------------------------------------------------------------------------------
Mark Skaletsky                    1999    $300,096    $ 84,000       45,000         $2,200(1)
  President and Chief             1998    $286,993    $100,000       50,000         $2,200(1)
  Executive Officer               1997    $255,981    $ 80,000       50,000         $2,200(1)
Edmund J. Sybertz                 1999    $211,415    $ 57,800       40,000             --
  Sr. Vice President, Research    1998    $163,846    $ 27,000      110,000             --
  and Development(2)
Paul J. Mellett, Jr.              1999    $194,285    $ 38,800       15,000             --
  Vice President, Finance         1998    $189,192    $ 37,000       30,000             --
  and Administration; Chief       1997    $139,904    $ 27,000       50,000             --
  Financial Officer and
  Treasurer(3)
Douglas Reed                      1999    $192,500    $ 31,200            0             --
  Vice President, Business        1998    $ 49,606    $ 10,000       50,000             --
  Development(4)
Steven K. Burke                   1999    $190,058    $ 42,700       20,000             --
  Vice President,                 1998    $176,741    $ 50,000       15,000             --
  Clinical Development            1997    $151,850    $ 45,000       17,000             --

---------------

(1) Consists of life insurance premiums paid by the Company.

(2) Dr. Sybertz joined the Company in March 1998.

(3) Mr. Mellett joined the Company in April 1997.

(4) Dr. Reed joined the Company in October 1998, and resigned from his position as a Vice President of the Company in January 2000, although his employment will continue through July 4, 2000. He received a $10,000 bonus upon acceptance of employment with the Company in 1998.

     The following table sets forth certain information regarding options granted during the fiscal year ended December 31, 1999 by the Company to the Named Executive Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                          INDIVIDUAL GRANTS
                                      -------------------------
                        NUMBER OF      PERCENT OF                                POTENTIAL REALIZABLE VALUE
                        SECURITIES       TOTAL                                     AT ASSUMED ANNUAL RATES
                        UNDERLYING      OPTIONS       EXERCISE                   OF STOCK PRICE APPRECIATION
                         OPTIONS       GRANTED TO      OR BASE                       FOR OPTION TERM(2)
                         GRANTED      EMPLOYEES IN      PRICE      EXPIRATION    ---------------------------
NAME                      (#)(1)      FISCAL YEAR     ($/SHARE)       DATE         5% ($)          10% ($)
------------------------------------------------------------------------------------------------------------
Mark Skaletsky            45,000          6.34%       $12.5625      11/01/09      $355,522        $900,963
Edmund J. Sybertz         20,000          2.82%       $16.3750       3/19/09      $205,963        $521,951
                          20,000          2.82%       $12.5625      11/01/09      $158,010        $400,428
Paul J. Mellett, Jr.      15,000          2.11%       $12.5625      11/01/09      $118,507        $300,321
Douglas Reed                   0
Steven K. Burke           20,000          2.82%       $12.5625      11/01/09      $158,010        $400,428

---------------
(1) Represents options granted under the Equity Plan. Shares subject to the option become exercisable monthly over a four year period commencing one month from the date of grant.

(2) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, in the price of the underlying Common Stock. No gain to the optionees is possible without an increase in price of the underlying Common Stock, which will benefit all stockholders proportionately.

     The following table sets forth certain information concerning option exercises during 1999 and exercisable and unexercisable options held by the Named Executive Officers as of December 31, 1999:

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                                   NUMBER OF
                                                                   SECURITIES
                                                                   UNDERLYING        VALUE OF UNEXERCISED
                                                                  UNEXERCISED            IN-THE-MONEY
                                                               OPTIONS AT FISCAL      OPTIONS AT FISCAL
                                                                  YEAR-END (#)         YEAR-END ($)(1)
                                  SHARES                       ------------------    --------------------
                               ACQUIRED ON        VALUE           EXERCISABLE/           EXERCISABLE/
NAME                           EXERCISE (#)    REALIZED ($)     UNEXERCISABLE(2)       UNEXERCISABLE(2)
---------------------------------------------------------------------------------------------------------
Mark Skaletsky                    37,500         $855,781       232,103/109,897       $1,845,890/$33,047
Steven K. Burke                        0               --         22,415/37,585          $22,770/$15,730
Paul J. Mellett, Jr.                   0               --         44,269/50,731             $234/$11,016
Douglas Reed                           0               --         14,583/35,417               $0/$0
Edmund J. Sybertz                      0               --         57,916/92,084             $312/$14,688

---------------
(1) Based on the difference between closing price of the underlying shares of Common Stock on December 31, 1999 as reported by The Nasdaq Stock Market(R) ($13.3125) and the option exercise price.

(2) Certain shares subject to exercisable options, if exercised, would be subject to the Company's right to repurchase such shares at cost. The repurchase right lapses as the shares vest. See footnotes (6) and (7) to the table under the heading "Share Ownership."

              EMPLOYMENT AGREEMENTS AND INDEBTEDNESS OF MANAGEMENT

     In March 1997, the Company entered into an at-will employment agreement with Paul J. Mellett, the Company's Vice President, Finance and Administration, Chief Financial Officer and Treasurer. Pursuant to this agreement, Mr. Mellett was eligible to receive his base salary for six months upon termination without cause of his employment.

     In January 1998, the Company entered into an at-will employment agreement with Edmund J. Sybertz, Ph.D., the Company's Senior Vice President, Research and Development. Pursuant to this agreement, Dr. Sybertz is eligible to receive his base salary for six months upon the termination without cause of his employment. In addition, the Company made a loan to Dr. Sybertz in June 1998 in the principal amount of $600,000 in order to assist Dr. Sybertz in relocating to the Boston area. During 1999 and as of April 3, 2000, the principal amount outstanding on the loan was $245,000. The loan is secured by a mortgage on Dr. Sybertz's principal residence. For so long as Dr. Sybertz remains an employee of the Company, interest does not accrue on the unpaid principal balance. Should Dr. Sybertz's employment with the Company terminate, interest will accrue on the unpaid principal balance at the rate equal to the lowest applicable federal rate of interest as set forth in the Internal Revenue Code of 1986, as amended (the "Code"). The outstanding principal and accrued interest, if any, is due and payable on or before September 1, 2002. However, should Dr. Sybertz remain employed by the Company on such date, all outstanding principal will be forgiven. In addition, the outstanding principal will be forgiven if Dr. Sybertz's employment is terminated as a result of a change of control of the Company.

     In September 1998, the Company entered into an at-will employment agreement with Douglas Reed, M.D., whereby Dr. Reed became the Company's Vice President, Business Development. In January 2000, Dr. Reed stepped down from his responsibilities with respect to managing and directing the business activities of the Company, and agreed to remain employed by the Company for a transitional period that will end on July 4, 2000. When Dr. Reed joined the Company in 1998, the Company made several loans to Dr. Reed with an aggregate principal of $350,000 in order to assist Dr. Reed in relocating to the Boston area. The terms of these loans were amended in connection with Dr. Reed's resignation from his position as Vice President, Business Development. Pursuant to the amended terms, Dr. Reed is obligated to repay $250,000 to the Company at the earlier of (i) 15 days following the sale of Dr. Reed's prior home and (ii) September 30, 2000. While this amount is outstanding and Dr. Reed remains an employee of the Company, interest does not accrue on the principal. Beginning on July 5, 2000, interest will accrue at the prime rate as announced by Fleet National Bank.

     With respect to the remaining $100,000 in principal outstanding, this amount is secured by a mortgage on Dr. Reed's principal residence. Pursuant to the amended terms of this note, $50,000 of the outstanding principal will be forgiven effective July 4, 2000, $12,500, plus any accrued interest (at a rate equal to the lowest applicable federal rate of interest set forth in the Code) shall become due and payable to the Company on each of July 4, 2000 and July 4, 2001, and, if all amounts outstanding under the $250,000 obligation discussed above are repaid in a timely fashion, the Company will forgive the remaining $25,000 and any accrued interest on such amount which remains outstanding under this $100,000 note.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Robert Carpenter and Jesse Treu served as members of the Company's Compensation Committee throughout the fiscal year ended December 31, 1999. Mr. Carpenter, a co-founder of the Company, served as President and Chief Executive Officer of the Company from 1991 to 1993.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In June 1997, the Company entered into a joint venture with Genzyme Corporation for the final development and commercialization of the Company's Renagel(R) product (the "Joint Venture"). Under the agreement, Genzyme paid the Company a $15 million non-refundable payment upon receipt of marketing approval from the FDA, and made an additional $10 million non-refundable payment in October 1999. The terms of the Joint Venture require the Company and Genzyme to each make capital contributions to the Joint Venture in an amount equal to 50% of all costs and expenses associated with the development and commercialization of Renagel(R), including costs and expenses incurred by either party in performing under the agreement, and the Company and Genzyme will share equally in the profits generated from sales of the product. In fiscal year 1999, the Company earned $5.8 million in revenue as reimbursement from the Joint Venture, 50% of which was funded by Genzyme Corporation. Henri Termeer is a director of the Company and is the President, Chief Executive Officer and Chairman of Genzyme Corporation. Robert Carpenter is also a director of Genzyme Corporation.

                                  PROPOSAL 2:

                    AMENDMENT OF 1992 EQUITY INCENTIVE PLAN

GENERAL

     In June 1992, the Board of Directors adopted the Equity Plan, which was approved by the Company's stockholders in May 1993. The aggregate number of shares of Common Stock reserved for issuance under the Equity Plan is currently 3,350,000 shares (including shares subject to options already granted). The Equity Plan is designed to provide the Company flexibility in awarding equity incentives by providing for multiple types of incentives that may be awarded. The purpose of the Equity Plan is to attract and retain key employees and directors of and consultants to the Company and to enable them to participate in the long-term growth of the Company.

AMENDMENT

     In March 2000, the Board of Directors voted, subject to stockholder approval, to amend the Equity Plan to increase the aggregate number of shares of Common Stock available thereunder by an additional 700,000 shares to an aggregate of 4,050,000 shares, subject to adjustment for stock-splits and similar capital changes. The Company believes that this increase is necessary and appropriate to enable the Company to attract and retain the quality of employees, directors, and consultants whose services are considered essential to the Company's future progress, to encourage such employees', directors', and consultants' ownership in the Company and to provide them with an incentive to remain with the Company.

ADMINISTRATION AND ELIGIBILITY

     The Equity Plan provides for the grant of stock options (incentive and nonstatutory), stock appreciation rights, performance shares, restricted stock, stock units and other stock-based awards. Awards under the Equity Plan can be granted to officers, directors, employees, and other individuals. The Equity Plan is generally administered by the Compensation Committee which selects the participants and establishes the terms and conditions of each option or other equity right granted under the Equity Plan, including the exercise price, the number of shares subject to options or other equity rights, and the time at which such options become exercisable. The Compensation Committee has adopted guidelines for the number of options awarded to each new employee of the Company, other than executive officers. The guidelines may be changed by the Compensation Committee at any time. Subject to certain limitations, the Compensation Committee may delegate to one or more executive officers of the Company the power to make awards to participants who are not executive officers. The Compensation Committee has authorized Mr. Skaletsky to grant options to purchase up to 10,000 shares of Common Stock each to such participants. The full Board of Directors has also retained the right to make awards under the Equity Plan. The exercise price of all "incentive stock options" ("ISOs") within the meaning of Section 422 of the Code granted under the Equity Plan must be at least equal to the fair market value of the option shares on the date of grant. The term of any ISO granted under the Equity Plan may not exceed ten years.

     As of April 1, 2000, approximately 112 employees were eligible to participate in the Equity Plan. The closing price of the Company's Common Stock as reported on The Nasdaq Stock Market(R) on April 1, 2000 was $16.75, the market value of the proposed 700,000 share increase was $11,725,000, and the aggregate market value of the 3,350,000 shares currently subject to the Equity Plan was $56,112,500.

EQUITY PLAN ACTIVITY

     As of April 1, 2000, options to purchase an aggregate of 2,197,284 shares of Common Stock under the Equity Plan were outstanding, and options to purchase 835,020 shares had been exercised as of such date. As of such date, 349,030 shares remained available for the granting of awards under the Equity Plan, not including the 700,000 shares added by the amendment for which stockholder approval is being requested. No stock appreciation rights have been granted under the Equity Plan to date.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO STOCK OPTIONS

     Incentive Stock Options. An optionee does not realize taxable income upon the grant or exercise of an ISO under the Equity Plan. If no disposition of shares issued to an optionee pursuant to the exercise of an ISO is made by the optionee within two years from the date of grant or within one year from the date of exercise, then (a) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) is taxed to the optionee as mid-term or long-term capital gain and any loss sustained will be a mid-term or long-term capital loss and (b) no deduction is allowed to the Company for Federal income tax purposes. The exercise of ISOs gives rise to an adjustment in computing alternative minimum taxable income that may result in alternative minimum tax liability for the optionee.

     If shares of Common Stock acquired upon the exercise of an ISO are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition") then (a) the optionee realizes ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof and (b) the Company is entitled to deduct such amount. Any further gain realized is taxed as a short-term, mid-term or long-term capital gain and does not result in any deduction to the Company. A disqualifying disposition in the year of exercise will generally avoid the alternative minimum tax consequences of the exercise of an ISO.

     Nonstatutory Stock Options. No income is realized by the optionee at the time a nonstatutory option is granted. Upon exercise, (a) ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise and (b) the Company receives a tax deduction for the same amount. Upon disposition of the shares, appreciation or depreciation after the date of exercise is treated as a short-term, mid-term or long-term capital gain or loss and will not result in any deduction by the Company.

BOARD RECOMMENDATION

     The Board of Directors of the Company believes that the amendment to the Equity Plan is in the best interest of the Company and its stockholders and recommends a vote FOR the proposal to approve the amendment to the Equity Plan.

                                  PROPOSAL 3:

                 AMENDMENT OF 1995 EMPLOYEE STOCK PURCHASE PLAN

GENERAL

     In December 1995, the Board of Directors of the Company adopted the Purchase Plan, which was approved by the Company's stockholders in May 1996. Under the Purchase Plan, employees of the Company who are deemed to be full-time employees (as defined in the Purchase Plan) may purchase shares of Common Stock at a discount from fair market value. The purpose of the Purchase Plan is to provide employees of the Company who wish to become stockholders of the Company an opportunity to purchase shares of Common Stock of the Company. The Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended.

AMENDMENT

     In March 2000, the Board of Directors voted, subject to stockholder approval, to amend the Purchase Plan to increase the aggregate number of shares of Common Stock available thereunder by an additional 50,000 shares to an aggregate of 100,000 shares, subject to adjustment for stock-splits and similar capital changes.

ADMINISTRATION AND ELIGIBILITY

     Rights to purchase Common Stock under the Purchase Plan are granted at the discretion of the Compensation Committee, which determines the frequency and duration of individual offerings under the Purchase Plan, and the dates when stock may be purchased. Eligible employees participate voluntarily and may withdraw from any offering at any time before stock is purchased. Currently, a new 6-month offering commences every six months on each of January 1 and July 1, and purchase right exercises occur on the last day of each offering period, or June 30 and December 31, respectively. The Purchase Plan terminates on December 7, 2005.

     As of April 1, 2000, approximately 112 employees were eligible to participate in the Purchase Plan. The closing price of the Company's Common Stock as reported on The Nasdaq Stock Market(R) on April 1, 2000 was $16.75, the market value of the proposed 50,000 share increase was $837,500, and the aggregate market value of the 100,000 shares currently subject to the Purchase Plan was $1,675,000.

PURCHASE TERMS AND PRICE

     The purchase price per share of Common Stock in an offering is 85% of the fair market value of the Common Stock at the beginning of the offering period or on the date the purchase right is exercised, whichever is lower. The purchase price may be paid through payroll deductions, lump sum payments or a combination of both. Participation terminates automatically upon termination of employment.

     In accordance with Section 423 of the Code, no employee may subscribe for shares under the Purchase Plan if, immediately after having subscribed, the employee would own 5% or more of the voting stock of the Company (including stock that may be purchased through subscriptions under the Purchase Plan or any other options), nor may an employee buy more than $25,000 worth of stock (determined by the fair market value of the Common Stock at the time the offering begins) through the Purchase Plan in any calendar year. The Purchase Plan provides that no employee may allocate more than 15%, or such lesser percentage as the Board of Directors may fix, of the employee's annual rate of compensation to the purchase of stock through the Purchase Plan.

1995 EMPLOYEE STOCK PURCHASE PLAN ACTIVITY

     As of April 1, 2000, an aggregate of 49,979 shares of Common Stock had been purchased under the Purchase Plan. As a result, 21 shares remain available for purchase under the Purchase Plan prior to the proposed amendment.

FEDERAL INCOME TAX CONSEQUENCES

     Employees electing to participate in an offering under the Purchase Plan do not realize taxable income at the commencement of an offering or at the time shares are purchased under the Purchase Plan.

     If no disposition of shares purchased under the Purchase Plan is made by the participant within two years from the offering commencement date or within one year from the purchase date, then (a) upon sale of such shares, 15% of the fair market value of the stock at the commencement of the offering period (or, if less, the amount realized on sale of such shares in excess of the purchase price) is taxed to the participant as ordinary income with any additional gain taxed as a long-term capital gain and any loss sustained is treated as a long-term capital loss and (b) no deduction is allowed to the Company for Federal income tax purposes.

     If the participant dies at any time while owning shares purchased under the Purchase Plan, then (a) 15% of the fair market value of the stock at the commencement of the offering period (or, if less, the fair market value of such shares on the date of death in excess of the purchase price) is taxed to the participant as ordinary income in the year of death and (b) no deduction is allowed to the Company for Federal income tax purposes.

     If shares of Common Stock purchased under the Purchase Plan are disposed of prior to the expiration of the two-year and one-year holding periods described above, then (a) the participant realizes ordinary income in the year of disposition in an amount equal to the excess of the fair market value of the shares on the date of purchase over the purchase price thereof, and (b) the Company is entitled to deduct such amount. Any further gain or loss is treated as a short-term or long-term capital gain or loss and will not result in any deduction to the Company.

VOTES REQUIRED

     The affirmative vote of the holders of a majority of the shares of Common Stock present, or represented, and entitled to vote at the Meeting is required for the approval of the amendment to the Purchase Plan.

BOARD RECOMMENDATION

     The Board of Directors of the Company believes that the amendment to the Purchase Plan is in the best interest of the Company and its stockholders and recommends a vote FOR the proposal to approve the amendment to the Purchase Plan.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Each of the Company's executive officers and directors is required under
Section 16(a) of the Securities Exchange Act of 1934, as amended, to file reports of ownership of the Company's securities and changes in ownership with the Securities and Exchange Commission. Copies of those reports must also be furnished to the Company.

     Based solely on a review of the copies of reports furnished to the Company and written representations that no other reports were required, the Company believes that during 1999 the executive officers and all directors of the Company other than Dr. Crout complied with all applicable Section 16(a) filing requirements. Dr. Crout filed a Form 5 on February 10, 2000 to report certain transactions from December 1999, including: his purchase of 3,000 shares in two separate transactions; his wife's purchase of 2,200 shares in three separate transactions; and the purchase by a trust for the benefit of his son who resides with him of 3,500 shares in two separate transactions. These transactions should have been reported by Dr. Crout on Form 4 in January 2000. Dr. Crout is not the trustee of such trust and disclaims beneficial ownership of these 3,500 shares.

                        INFORMATION CONCERNING AUDITORS

     The firm of Ernst & Young LLP, independent auditors, examined the Company's financial statements for the fiscal year ended December 31, 1999. The Board of Directors has appointed Ernst & Young LLP as the Company's independent accountants for the fiscal year ending December 31, 2000. Ernst & Young LLP has served as the Company's independent accountants since its inception in 1991. Representatives of Ernst & Young LLP are expected to be present at the Meeting to respond to appropriate questions and will be given the opportunity to make a statement should they desire to do so.

           STOCKHOLDER PROPOSALS FOR INCLUSION IN THE PROXY STATEMENT
                          FOR THE 2001 ANNUAL MEETING

     In order for a stockholder proposal to be considered for inclusion in the Company's proxy materials for the 2001 Annual Meeting of Stockholders, it must be received by the Company no later than December 23, 2000. Proposals should be sent to the attention of the Secretary at the Company's offices at 153 Second Avenue, Waltham, Massachusetts 02451.

                         ADVANCE NOTICE PROVISIONS FOR
                     STOCKHOLDER PROPOSALS AND NOMINATIONS

     The By-laws of the Company provide that in order for a stockholder to bring business before or propose director nominations at an annual meeting, the stockholder must give written notice to the Company not less than 50 days nor more than 75 days prior to the meeting. The notice must contain specified information about the proposed business or each nominee and the stockholder making the proposal or nomination. If less than 65 days notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, the notice given by the stockholder must be received not later than the 15th day following the day on which the notice of such annual meeting date was mailed or public disclosure made, whichever first occurs.

                            EXPENSES OF SOLICITATION

     The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. Proxies may be solicited by directors, officers or regular employees of the Company by mail, by telephone, in person or otherwise. No such person will receive additional compensation for such solicitation. In addition, the Company will request banks, brokers and other custodians, nominees and fiduciaries to forward proxy material to the beneficial owners of Common Stock and to obtain voting instructions from such beneficial owners. The Company will reimburse such firms for their reasonable expenses in forwarding proxy materials and obtaining voting instructions.

                                 OTHER MATTERS

     The 2000 Annual Meeting of Stockholders is called for the purposes set forth in the notice. The Board of Directors does not know of any matter for action by the stockholders at the Meeting other than the matters described in the notice. However, the enclosed proxy confers discretionary authority on the persons named therein with respect to matters which are not known to the directors at the date of printing hereof and which may properly come before the Meeting. It is the intention of the persons named in the proxy to vote in accordance with their best judgment on any such matter.

     Whether or not you intend to be present at the Meeting, you are urged to fill out, sign, date and return the enclosed proxy at your earliest convenience.

                                                                      Appendix A

                          GELTEX PHARMACEUTICALS, INC.

                 AMENDED AND RESTATED 1992 EQUITY INCENTIVE PLAN

Section 1.  PURPOSE

           The purpose of the GelTex Pharmaceuticals, Inc. 1992 Equity Incentive Plan (the "Plan") is to attract and retain key employees and consultants, to provide an incentive for them to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Company.

Section 2.  DEFINITIONS

           "Affiliate" means any business entity in which the Company owns directly or indirectly 50% or more of the total combined voting power or has a significant financial interest as determined by the Committee.

           "Award" means any Option, Stock Appreciation Right, Performance Share, Restricted Stock, Stock Unit or Other Stock-Based Award awarded under the Plan.

           "Board" means the Board of Directors of the Company.

           "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor to such Code.

           "Committee" means a committee of not less than two members of the Board appointed by the Board to administer the Plan; provided, however, that until such committee is appointed, "Committee" means the Board.

           "Common Stock" or "Stock" means the Common Stock, $0.01 par value, of the Company.

           "Company" means GelTex Pharmaceuticals, Inc.

           "Designated Beneficiary" means the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant's death. In the absence of an effective designation by a Participant, "Designated Beneficiary" shall mean the Participant's estate.

           "Effective Date" means June 1, 1992.

           "Fair Market Value" means, with respect to Common Stock or any other property, the fair market value of such property as determined by the Committee in good faith or in the manner established by the Committee from time to time.

           "Incentive Stock Option" means an option to purchase shares of Common Stock awarded to a

Participant under Section 6 that is intended to meet the requirements of Section 422 of the Code or any successor provision.

           "Nonstatutory Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under Section 6 that is not intended to be an Incentive Stock Option.

           "Option" means an Incentive Stock Option or a Nonstatutory Stock Option.

           "Other Stock-Based Award" means an Award, other than an Option, Stock Appreciation Right, Performance Share, Restricted Stock or Stock Unit, having a Common Stock element and awarded to a Participant under Section 11.

           "Participant" means a person selected by the Committee to receive an Award under the Plan.

           "Performance Cycle" or "Cycle" means the period of time selected by the Committee during which performance is measured for the purpose of determining the extent to which an award of Performance Shares has been earned.

           "Performance Shares" mean shares of Common Stock, which may be earned by the achievement of performance goals, awarded to a Participant under Section 8.

           "Reporting Person" means a person subject to Section 16 of the Securities Exchange Act of 1934 or any successor provision.

           "Restricted Period" means the period of time during which an Award may be forfeited to the Company pursuant to the terms and conditions of such Award.

           "Restricted Stock" means shares of Common Stock subject to forfeiture awarded to a Participant under Section 9.

           "Stock Appreciation Right" or "SAR" means a right to receive any excess in value of shares of Common Stock over the exercise price awarded to a Participant under Section 7.

           "Stock Unit" means an award of Common Stock or units that are valued in whole or in part by reference to, or otherwise based on, the value of Common Stock, awarded to a Participant under Section 10.

Section 3.  ADMINISTRATION

           The Plan shall be administered by the Committee; provided, however, that any duties described herein as duties of the Committee may at all times be conducted by the Board of Directors as a whole, in its discretion. The Committee shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, and to interpret the provisions of the Plan. The Committee's decisions shall be final and binding. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company the power to make Awards to Participants who are not Reporting

Persons and all determinations under the Plan with respect thereto, provided that the Committee shall fix the maximum amount of such Awards for the group and a maximum for any one Participant.

Section 4.  ELIGIBILITY

           All employees and, in the case of Awards other than Incentive Stock Options, consultants and members of the Board of Directors of the Company or any Affiliate capable of contributing significantly to the successful performance of the Company, other than a person who has irrevocably elected not to be eligible, are eligible to be Participants in the Plan. Incentive Stock Options may be awarded only to persons eligible to receive such Options under the Code.

Section 5.  STOCK AVAILABLE FOR AWARDS

           (a) Subject to adjustment under subsection (c), Awards may be made under the Plan for up to 4,050,000 shares of Common Stock If any Award in respect of shares of Common Stock expires or is terminated unexercised or is forfeited without the Participant having had the benefits of ownership (other than voting rights), the shares subject to such Award, to the extent of such expiration, termination or forfeiture, shall again be available for award under the Plan. Common Stock issued through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

           (b) Subject to adjustment under subsection (c), no Participant may receive an Award which would result in such Participant having received, during the fiscal year of the Company in which the Award is made, Awards for more than an aggregate of 250,000 shares of Common Stock.

           (c) In the event that the Committee in its discretion determines that any stock dividend, extraordinary cash dividend, creation of a class of equity securities, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee (subject, in the case of Incentive Stock Options, to any limitation required under the Code) shall equitably adjust any or all of (i) the number and kind of shares in respect of which Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding Awards, and (iii) the award, exercise or conversion price with respect to any of the foregoing, and if considered appropriate, the Committee may make provision for a cash payment with respect to an outstanding Award, provided that the number of shares subject to any Award shall always be a whole number.

Section 6.  STOCK OPTIONS

           (a) Subject to the provisions of the Plan, the Committee may award Incentive Stock Options and Nonstatutory Stock Options and determine the number of shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option. The terms and conditions of Incentive Stock Options shall be subject to and comply with
Section 422 of the Code, or any successor provision, and any regulations thereunder, and no Incentive

Stock Option may be granted hereunder more than ten years after the Effective Date.

           (b) The Committee shall establish the option price at the time each Option is awarded, which price shall not be less than 100% of the Fair Market Value of the Common Stock on the date of award with respect to Incentive Stock Options. Nonstatutory Stock Options may be granted at such prices as the Committee may determine.

           (c) Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable Award or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

           (d) No shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefor is received by the Company. Such payment may be made in whole or in part in cash or, to the extent permitted by the Committee at or after the award of the Option, by delivery of a note or shares of Common Stock owned by the optionee, including Restricted Stock, valued at their Fair Market Value on the date of delivery, or such other lawful consideration as the Committee may determine.

           (e) The Committee may provide that, subject to such conditions as it considers appropriate, upon the delivery of shares to the Company in payment of an Option, the Participant shall automatically be awarded an Option for up to the number of shares so delivered.

Section 7.  STOCK APPRECIATION RIGHTS

           (a) Subject to the provisions of the Plan, the Committee may award SARs in tandem with an Option (at or after the award of the Option), or alone and unrelated to an Option. SARs in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem SARs are exercised. SARs granted in tandem with Options shall have an exercise price not less than the exercise price of the related Option. SARs granted alone and unrelated to an Option may be granted at such exercise prices as the Committee may determine.

           (b) An SAR related to an Option that can only be exercised during limited periods following a change in control of the Company may entitle the Participant to receive an amount based upon the highest price paid or offered for Common Stock in any transaction relating to the change in control or paid during the thirty-day period immediately preceding the occurrence of the change in control in any transaction reported in the stock market in which the Common Stock is normally traded.

Section 8.  PERFORMANCE SHARES

           (a) Subject to the provisions of the Plan, the Committee may award Performance Shares and determine the number of such shares for each Performance Cycle and the duration of each Performance Cycle. There may be more than one Performance Cycle in existence at any one time, and the duration of Performance Cycles may differ from each other. The payment value of Performance Shares shall be equal to the Fair Market Value of the Common Stock on the date the Performance

Shares are earned or, in the discretion of the Committee, on the date the Committee determines that the Performance Shares have been earned.

           (b) The Committee shall establish performance goals for each Cycle, for the purpose of determining the extent to which Performance Shares awarded for such Cycle are earned, on the basis of such criteria and to accomplish such objectives as the Committee may from time to time select. During any Cycle, the Committee may adjust the performance goals for such Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.

           (c) As soon as practicable after the end of a Performance Cycle, the Committee shall determine the number of Performance Shares that have been earned on the basis of performance in relation to the established performance goals. The payment values of earned Performance Shares shall be distributed to the Participant or, if the Participant has died, to the Participant's Designated Beneficiary, as soon as practicable thereafter. The Committee shall determine, at or after the time of award, whether payment values will be settled in whole or in part in cash or other property, including Common Stock or Awards.

Section 9.  RESTRICTED STOCK

           (a) Subject to the provisions of the Plan, the Committee may award shares of Restricted Stock and determine the duration of the Restricted Period during which, and the conditions under which, the shares may be forfeited to the Company and the other terms and conditions of such Awards. Shares of Restricted Stock shall be issued for no cash consideration or such minimum consideration as may be required by applicable law.

           (b) Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the Restricted Period. Shares of Restricted Stock shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver such certificates to the Participant or if the Participant has died, to the Participant's Designated Beneficiary.

Section 10.  STOCK UNITS

           (a) Subject to the provisions of the Plan, the Committee may award Stock Units subject to such terms, restrictions, conditions, performance criteria, vesting requirements and payment rules as the Committee shall determine.

           (b) Shares of Common Stock awarded in connection with a Stock Unit Award shall be issued for no cash consideration or such minimum consideration as may be required by applicable law.

Section 11.  OTHER STOCK-BASED AWARDS

           (a) Subject to the provisions of the Plan, the Committee may make other awards of Common Stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, Common Stock, including without limitation convertible preferred stock, convertible debentures, exchangeable securities and Common Stock awards or options. Other Stock-Based Awards may be granted either alone or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan.

           (b) The Committee may establish performance goals, which may be based on performance goals related to book value, subsidiary performance or such other criteria as the Committee may determine, Restricted Periods, Performance Cycles, conversion prices, maturities and security, if any, for any Other Stock-Based Award. Other Stock-Based Awards may be sold to Participants at the face value thereof or any discount therefrom or awarded for no consideration or such minimum consideration as may be required by applicable law.

Section 12.  GENERAL PROVISIONS APPLICABLE TO AWARDS

           (a) Reporting Person Limitations. Notwithstanding any other provision of the Plan, to the extent required to qualify for the exemption provided by Rule 16b-3 under the Securities Exchange Act of 1934 and any successor provision, Awards made to a Reporting Person shall not be transferable by such person other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined in the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

           (b) Documentation. Each Award under the Plan shall be evidenced by a writing delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or comply with applicable tax and regulatory laws and accounting principles.

           (c) Committee Discretion. Each type of Award may be made alone, in addition to or in relation to any other type of Award. The terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of award or at any time thereafter.

           (d) Settlement. The Committee shall determine whether Awards are settled in whole or in part in cash, Common Stock, other securities of the Company, Awards or other property. The Committee may permit a Participant to defer all or any portion of a payment under the Plan, including the crediting of interest on deferred amounts denominated in cash and dividend equivalents on amounts denominated in Common Stock.

           (e) Dividends and Cash Awards. In the discretion of the Committee, any Award under the Plan may provide the Participant with (i) dividends or dividend equivalents payable currently or deferred with or without interest, and
(ii) cash payments in lieu of or in addition to an Award.

           (f) Termination of Employment. The Committee shall determine the effect on an Award of the disability, death, retirement or other termination of employment of a Participant and the extent to which, and the period during which, the Participant's legal representative, guardian or Designated Beneficiary may receive payment of an Award or exercise rights thereunder.

           (g) Change in Control. In order to preserve a Participant's rights under an Award in the event of a change in control of the Company, the Committee in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or realization of the Award, (ii) provide for the purchase of the Award upon the Participant's request for an amount of cash or other property that could have been received upon the exercise or realization of the Award had the Award been currently exercisable or payable,
(iii) adjust the terms of the Award in a manner determined by the Committee to reflect the change in control, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Committee may consider equitable and in the best interests of the Company.

           (h) Loans. The Committee may authorize the making of loans or cash payments to Participants in connection with any Award under the Plan, which loans may be secured by any security, including Common Stock, underlying or related to such Award (provided that such Loan shall not exceed the Fair Market Value of the security subject to such Award), and which may be forgiven upon such terms and conditions as the Committee may establish at the time of such loan or at any time thereafter.

           (i) Withholding. The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. In the Committee's discretion, such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

           (j) Foreign Nationals. Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or comply with applicable laws.

           (k) Amendment of Award. The Committee may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

Section 13.  MISCELLANEOUS

           (a) No Right To Employment. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment. The Company expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

           (b) No Rights As Shareholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a shareholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the holder thereof. A Participant to whom Common Stock is awarded shall be considered the holder of the Stock at the time of the Award except as otherwise provided in the applicable Award.

           (c) Effective Date. Subject to the approval of the shareholders of the Company, the Plan shall be effective on the Effective Date. Prior to such approval, Awards may be made under the Plan expressly subject to such approval.

           (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, subject to any shareholder approval that the Board determines to be necessary or advisable.

           (e) Governing Law. The provisions of the Plan shall be governed by and interpreted in accordance with the laws of Delaware.

                                                                      Appendix B

                          GELTEX PHARMACEUTICALS, INC.

                        1995 EMPLOYEE STOCK PURCHASE PLAN


1.   PURPOSE.

          The purpose of this 1995 Employee Stock Purchase Plan (the "Plan") is to provide employees of GelTex Pharmaceuticals, Inc. (the "Company"), and its subsidiaries, who wish to become shareholders of the Company an opportunity to purchase Common Stock of the Company (the "Shares"). The Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

2.   ELIGIBLE EMPLOYEES.

          Subject to the provisions of Sections 7, 8 and 9 below, any individual who is a full-time employee (as defined below) of the Company, or any of its subsidiaries (as defined in Section 424(f) of the Code) the employees of which are designated by the Board of Directors as eligible to participate in the Plan, is eligible to participate in any Offering of Shares (as defined in Section 3 below) made by the Company hereunder. Full-time employees shall include all employees whose customary employment is:

          (a)  20 hours or more per week and

          (b)  more than five months

     in the calendar year during which said Offering Date occurs or in the calendar year immediately preceding such year.

3.   OFFERING DATES.

          From time to time, the Company, by action of the Board of Directors, will grant rights to purchase Shares to employees eligible to participate in the Plan pursuant to one or more offerings (each of which is an "Offering") on a date or series of dates (each of which is an "Offering Date") designated for this purpose by the Board of Directors.

4.   PRICES.

          The price per share for each grant of rights hereunder shall be the lesser of:

          (a) eighty-five percent (85%) of the fair market value of a Share on the Offering Date on which such right was granted; or

          (b) eighty-five percent (85%) of the fair market value of a Share on the date such right is exercised.

          At its discretion, the Board of Directors may determine a higher price for a grant of rights under the Plan.

5.   EXERCISE OF RIGHTS AND METHOD OF PAYMENT.

          (a) Rights granted under the Plan will be exercisable periodically on specified dates as determined by the Board of Directors.

          (b) The method of payment for Shares purchased upon exercise of rights granted hereunder shall be through regular payroll deductions or by lump sum cash payment or both, as determined by the Board of Directors. No interest shall be paid upon payroll deductions unless specifically provided for by the Board of Directors.

          (c) Any payments received by the Company from a participating employee and not utilized for the purchase of Shares upon exercise of a right granted hereunder shall be promptly returned to such employee by the Company after termination of the right to which the payment relates.

6.   TERM OF RIGHTS.

          The total period from an Offering Date to the last date on which rights granted on that Offering Date are exercisable (the "Offering Period") shall in no event be longer than twenty-seven (27) months. The Board of Directors when it authorizes an Offering may designate one or more exercise periods during the Offering Period. Rights granted on an Offering Date shall be exercisable in full on the Offering Date or in such proportion on the last day of each exercise period as the Board of Directors determines.

7.   SHARES SUBJECT TO THE PLAN.

          No more than One Hundred Thousand (100,000) Shares may be sold pursuant to rights granted under the Plan. Appropriate adjustments in the above figure, in the number of Shares covered by outstanding rights granted hereunder, in the exercise price of the rights and in the maximum number of Shares which an employee may purchase (pursuant to Section 9 below) shall be made to give effect to any mergers, consolidations, reorganizations, recapitalizations, stock splits, stock dividends or other relevant changes in the capitalization of the Company occurring after the effective date of the Plan, provided that no fractional Shares shall be subject to a right and each right shall be adjusted downward to the nearest full Share. Any agreement of merger or consolidation will include provisions for protection of the then existing rights of participating employees under the Plan. Either authorized and unissued Shares or issued Shares heretofore or hereafter reacquired by the Company may be made subject to rights under the Plan. If for any reason any right under the Plan terminates in whole or in part, Shares subject to such terminated right may again be subjected to a right under the Plan.

8.   LIMITATIONS ON GRANTS.

          (a) No employee shall be granted a right hereunder if such employee, immediately after the right is granted, would own stock or rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, or of any subsidiary, computed in accordance with
               Section 423(b)(3) of the Code.

          (b) No employee shall be granted a right which permits his right to purchase shares under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) (or such other maximum as may be prescribed from time to time by the Code) of the fair market value of such Shares (determined at the time such right is granted) for each calendar year in which such right is outstanding at any time in accordance with the provisions of
               Section 423(b)(8) of the Code.

          (c) No right granted to any participating employee under an Offering, when aggregated with rights granted under any other Offering still exercisable by the participating employee, shall cover more Shares than may be purchased at an exercise price equal to fifteen percent (15%) of the employee's annual rate of compensation on the date the employee elects to participate in the Offering or such lesser percentage as the Board of Directors may determine.

9.   LIMIT ON PARTICIPATION.

          Participation in an Offering shall be limited to eligible employees who elect to participate in such Offering in the manner, and within the time limitations, established by the Board of Directors when it authorizes the Offering.

10.  CANCELLATION OF ELECTION TO PARTICIPATE.

          An employee who has elected to participate in an Offering may cancel such election as to all (but not part) of the unexercised rights granted under such Offering by giving written notice of such cancellation to the Company before the expiration of any exercise period. Any amounts paid by the employee for the Shares or withheld for the purchase of Shares from the employee's compensation through payroll deductions shall be paid to the employee, without interest, unless otherwise determined by the Board of Directors, upon such cancellation.

11.  TERMINATION OF EMPLOYMENT.

          Upon the termination of employment for any reason, including the death of the employee, before the date on which any rights granted under the Plan are exercisable, all such rights shall immediately terminate and amounts paid by the employee for the Shares or withheld for the purchase of Shares from the employee's compensation through payroll deductions shall be paid to the employee or to the employee's estate, without interest, unless otherwise determined by the Board of Directors.

12.  EMPLOYEES' RIGHTS AS SHAREHOLDERS.

          No participating employee shall have any rights as a shareholder in the Shares covered by a right granted hereunder until such right has been exercised, full payment has been made for the corresponding Shares and the Share certificate is actually issued.

13.  RIGHTS NOT TRANSFERABLE.

          Rights under the Plan are not assignable or transferable by a participating employee and are exercisable only by the employee.

14.  AMENDMENTS TO OR DISCONTINUATION OF THE PLAN.

          The Board of Directors of the Company shall have the right to amend, modify or terminate the Plan at any time without notice; provided, however, that the then existing rights of all participating employees shall not be adversely affected thereby, and provided further that, subject to provisions of Section 7 above, no such amendment to the Plan shall, without the approval of the shareholders of the Company, increase the total number of Shares which may be offered under the Plan.

15.  EFFECTIVE DATE AND APPROVALS.

          This Plan became effective on December 7, 1995, the date it was adopted by the Board of Directors, provided that it is approved by the shareholders of the Company within twelve (12) months before or after the date of adoption.

          The Company's obligation to offer, sell and deliver its Shares under the Plan is subject to (i) the approval of any governmental authority required in connection with the authorized issuance or sale of such Shares,
     (ii) satisfaction of the listing requirements of any national securities exchange on which the shares are then listed and (iii) compliance, in the opinion of the Company's counsel, with all applicable federal and state securities and other laws.

16.  TERMS OF PLAN.

          No rights shall be granted under the Plan after December 7, 2005.

17.  ADMINISTRATION OF THE PLAN.

          The Board of Directors or any committee or person(s) to whom it delegates its authority (the "Administrator") shall administer, interpret and apply all provisions of the Plan as it deems necessary to meet special circumstances not anticipated or covered expressly by the Plan. Nothing contained in this Section shall be deemed to authorize the Administrator to alter or administer the provisions of the Plan in a manner inconsistent with the provisions of Section 423 of the Code.

                          GELTEX PHARMACEUTICALS, INC.
                153 SECOND AVENUE, WALTHAM, MASSACHUSETTS 02451
               PROXY FOR THE 2000 ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 24, 2000
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned does hereby appoint Mark Skaletsky and Paul J. Mellett, Jr., and each of them acting singly, the attorneys and proxies of the undersigned, with full power of substitution, with all the powers which the undersigned would possess if personally present, to vote all of the shares of capital stock of GelTex Pharmaceuticals, Inc. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the executive offices of the Company located at 153 Second Avenue, Waltham, Massachusetts, on Wednesday, May 24, 2000 at 9:30 a.m., and at any and all adjournments thereof, hereby acknowledging receipt of the Proxy Statement for such meeting and revoking any proxy heretofore given with respect to such shares.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED TO ELECT THE NOMINEES SET FORTH IN PROPOSAL 1, AND FOR PROPOSALS 2 AND 3. IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                                                                 -------------
                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)    SEE REVERSE
                                                                     SIDE
                                                                 -------------

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!


                         ANNUAL MEETING OF STOCKHOLDERS
                          GELTEX PHARMACEUTICALS, INC.

                                  MAY 24, 2000


                Please Detach and Mail in the Envelope Provided

      PLEASE MARK YOUR
A [X] VOTES AS IN THIS
      EXAMPLE USING
      DARK INK ONLY.

                      FOR      WITHHELD
                   nominees from nominees
                                                                                                                FOR AGAINST ABSTAIN
1. Proposal to       [ ]        [ ]      NOMINEES: J. Richard Crout   2. Proposal to amend the Company's 1992
   elect directors.                                Mark Skaletsky        Equity Incentive Plan to increase the  [ ]   [ ]     [ ]
                                                                         aggregate number of shares of the
FOR, EXCEPT VOTE WITHHELD FROM THE FOLLOWING                             Company's common stock as to which
NOMINEE(S):                                                              awards may be granted under such plan
                                                                         by 700,000 shares.

--------------------------------------------                          3. Proposal to amend the Company's 1995
                                                                         Employee Stock Purchase Plan to        [ ]   [ ]     [ ]
                                                                         increase the aggregate number of
                                                                         shares of the Company's common stock
                                                                         available for purchase under such plan
                                                                         by 50,000 shares.

                                                                      PLEASE SIGN, DATE AND MAIL THIS PROXY TODAY


                                                                           MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT      [ ]







Signature _________________________ Date __________, 2000    Signature (if held jointly) ______________________ Date: ________, 2000

NOTE: Please sign exactly as name appears on stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.